Exhibit 99.1

Grindr Inc. Reports First Quarter 2024 Revenue Growth of 35%

First Quarter 2024 Revenue $75 Million, Operating Income of $19 Million

Net Loss Margin of 12.5% and Adjusted EBITDA Margin of 41.9%

LOS ANGELES, CA – May 9, 2024 – Grindr Inc. (NYSE: GRND), the premiere LGBTQ+ social connector, today posted its financial results for the first fiscal quarter ended March 31, 2024 in a Letter to Shareholders. The Letter to Shareholders can be accessed on Grindr’s Investor Relations website.
“Grindr is off to an outstanding start to 2024, highlighted by revenue growth of 35% year-over-year and strong margins in our first quarter,” said George Arison, Grindr’s Chief Executive Officer. “Results were excellent across the business. We’re making good progress on our strategic priorities for the year, highlighted by our product roadmap with two new products in development built with user intent in mind. We are excited about the opportunities ahead in 2024 and beyond as we execute on our long-term vision to build the ‘Global Gayborhood in Your Pocket’.”

Earnings Webcast Information
Grindr will host a live webcast today at 2:00 p.m. Pacific Time to discuss the Company’s first quarter 2024 financial results. The webcast of the conference call can be accessed as follows:
Event: Grindr First Quarter 2024 Earnings Conference Call
Date: Thursday, May 9, 2024
Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)
Live Webcast Site: https://investors.grindr.com/
An archived webcast of the conference call will also be accessible on Grindr’s Investor Relations page, https://investors.grindr.com

Forward Looking Statements
This press release contains statements that may constitute as forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements include statements regarding our intentions, beliefs, current expectations or projections concerning, among other things, results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which we operate. In some cases, you can identify these forward-looking statements by the use of terminology such as “anticipates,” “approximately,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “seeks,” “should,” “upcoming,” “will” or the negative version of these words or other comparable words or phrases.
The forward-looking statements, including statements regarding strategic priorities, product roadmap, new products and long term vision, reflect our current views about our business and future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially from those expressed in any forward-looking statement. There are no guarantees that any transactions or events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth in or contemplated by the forward-looking statements:
•our ability to retain existing users and add new users;
•the impact of the regulatory environment and complexities with compliance related to such environment, including maintaining compliance with privacy, data protection, and user safety laws and regulations;
•our ability to address privacy concerns and protect systems and infrastructure from cyber-attacks and prevent unauthorized data access;
•our success in retaining or recruiting our directors, officers, key employees, or other key personnel, and our success in managing any changes in such roles;
•our ability to respond to general economic conditions;
•competition in the dating and social networking products and services industry;
•our ability to adapt to changes in technology and user preferences in a timely and cost-effective manner;
•our dependence on the integrity of third-party systems and infrastructure;
•our ability to protect our intellectual property rights from unauthorized use by third parties;
•whether the concentration of our stock ownership and voting power limits our stockholders’ ability to influence corporate matters; and
•the effects of macroeconomic and geopolitical events on our business, such as health epidemics, pandemics, natural disasters, and wars or other regional conflicts.
In addition, statements that “Grindr believes” or “we believe” and similar statements reflect our beliefs and opinions on the relevant subjects as of the date of any such statement. These statements are based upon information available to us as of the date they are made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Except to the extent required by applicable law, we are under no obligation (and expressly disclaim any such obligation) to update or revise our forward-looking statements whether as a result of new information, future events, or otherwise. For a further discussion of these and other factors that could cause our future results, performance, or transactions to differ significantly from those expressed in any forward-looking statement, please see the section titled “Risk Factors.” in annual reports on Form 10-K and quarterly reports on Form 10-Q that we file with the Securities and Exchange Commission from time to time. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

Non-GAAP Financial Measures
We use Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP measures, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may differ from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Adjusted EBITDA adjusts for the impact of items that we do not consider indicative of the operational performance of our business. We define Adjusted EBITDA as net income (loss) excluding income tax provision; interest expense, net; depreciation and amortization; stock-based compensation expense; transaction-related costs; gain (loss) in fair value of warrant liability; and severance expense, litigation-related costs, and other items, in each case that are unrelated to our core ongoing business operations. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period.
Our management uses this measure internally to evaluate the performance of our business and this measure is one of the primary metrics by which management and other employees are compensated. We exclude the above items as some are non-cash in nature and others may not be representative of normal operating results. While we believe that Adjusted EBITDA and Adjusted EBITDA Margin are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for the related financial information prepared and presented in accordance with GAAP.
A reconciliation of net loss and net loss margin to Adjusted EBITDA and Adjusted EBITDA margin for the three months ended March 31, 2024 and 2023 are presented below. We are not able to estimate net income (loss) or net income (loss) margin on a forward-looking basis or reconcile the guidance provided for Adjusted EBITDA margin to net income (loss) margin on a forward-looking basis without unreasonable efforts due to the variability and complexity with respect to the charges excluded from Adjusted EBITDA margin. In particular, the measures and effects of our stock-based compensation related to equity grants and the gain (loss) on changes in fair value of our warrant liability that, in each case, are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could have a significant and potentially unpredictable impact on our future GAAP financial results.

	Three Months Ended March 31,
($ in thousands)	2024	2023
Reconciliation of net loss to Adjusted EBITDA
Net loss	$(9,406)	$(32,899)
Interest expense, net	7,185	10,793
Income tax provision	2,680	15,503
Depreciation and amortization	4,119	7,952
Litigation-related costs (1)	422	1,211
Stock-based compensation expense	7,869	3,341
Severance expense (2)	58	676
Change in fair value of warrant liability (3)	18,680	15,317
Others (4)	—	105
Adjusted EBITDA	$31,607	$21,999
Revenue	$75,345	$55,809
Net loss margin	(12.5)%	(58.9)%
Adjusted EBITDA Margin	41.9%	39.4%

(1)Litigation-related costs primarily represent external legal fees associated with the outstanding litigation or regulatory matters, including fees incurred in connection with the potential Norwegian Data Protection Authority fine and employee unionization.
(2)Severance expense relates to severance incurred for employees who elected not to relocate or participate in our hybrid working model involving a multi-phase return-to-office plan and other severance arrangements.
(3)Change in fair value of warrant liability relates to our warrants that were remeasured as of March 31, 2024 due to the increase in our public warrant price since December 31, 2023.
(4)Other represents other costs that are unrelated to our core ongoing business operations.

About Grindr Inc.
With more than 13.5 million monthly active users, Grindr has grown to become the Global Gayborhood in Your Pocket, on a mission to make a world where the lives of our global community are free, equal, and just. Available in 190 countries and territories, Grindr is often the primary way for its users to connect, express themselves, and discover the world around them. Since 2015 Grindr for Equality has advanced human rights, health, and safety for millions of LGBTQ+ people in partnership with organizations in every region of the world. Grindr has offices in West Hollywood, the Bay Area, Chicago, and New York. The Grindr app is available on the App Store and Google Play.

Investors:
IR@grindr.com

Media:
Press@grindr.com